SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2002

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure

     On August 23, 2002, Level 3 Communications, Inc. ("Level 3") issued a press release relating to the amendment and restatement of its Credit Agreement dated September 30, 1999 (the "Credit Agreement") among Level 3 Communications, Inc., the other borrowers and lenders referred to therein and JPMorgan Chase Bank, as Agent ("JPMCB"), pursuant to an Amendment and Restatement Agreement among Level 3 Communications, Inc., Level 3 Communications, LLC, Level 3 International Services, Inc., Level 3 International, Inc., BTE Equipment, LLC (collectively, the "Borrowers"), Eldorado Funding LLC and JPMCB, as Administrative Agent (the "Amendment and Restatement Agreement"). This press release is filed as Exhibit
99.1 to this Current Report and incorporated by reference as if set forth in full. The Amendment and Restatement Agreement is filed as Exhibit 99.2 to this Current Report and incorporated by reference as if set forth in full.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of business acquired

          None

     (b)  Pro forma financial information

          None

     (c)  Exhibits

          99.1 Press Release dated August 23, 2002, relating to the execution of the Amendment and Restatement Agreement among Level 3
               Communications, Inc., Level 3 Communications, LLC, Level 3 International Services, Inc., Level 3 International, Inc., BTE Equipment, LLC, Eldorado Funding LLC and JPMCB, as Administrative Agent.

          99.2 Amendment and Restatement Agreement, dated as of August 23, 2002, among Level 3 Communications, Inc., Level 3 Communications, LLC, Level 3 International Services, Inc., Level 3 International, Inc., BTE Equipment, LLC (collectively, the "Borrowers"),
               Eldorado Funding LLC and JPMCB, as Administrative Agent (including the Amended and Restated Credit Agreement dated September 30, 1999, among Level 3 Communications, Inc., the other borrowers and lenders referred to therein and JPMorgan Chase Bank, as Agent).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.



August 26, 2002           By:    /s/ Neil J. Eckstein
Date                             Neil J. Eckstein, Vice President